Exhibit 10.4

THIRD AMENDMENT TO

STOCKHOLDERS AGREEMENT

AMENDMENT, dated as of July 23, 1998, to the Stockholders Agreement (the “Agreement”), amended and restated as of September 14, 1990, among Earle M. Jorgensen Holding Company, Inc., a Delaware corporation (“Holding”), KIA III - Earle M. Jorgensen, L.P., a Delaware limited partnership, Kelso Equity Partners II, L.P., a Delaware limited partnership, and Kelso Investment Associates IV, L.P., a Delaware limited partnership (collectively, the “Kelso Stockholders”), the Other Investors and the Management Stockholders, including Amendments, dated January 20, 1992 and September 30, 1994.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the parties to the Agreement desire to amend the Agreement so that the Agreement will not expire until March 24, 2008;

WHEREAS, the Board of Directors of Holding and a majority of the Kelso Stockholders, the Other Investors and the Management Stockholders have approved this Amendment as required by Section 11 of the Agreement.

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.             Extension of Term.  (a) In Section 2.4 of the Agreement the words “the tenth anniversary of the Closing” shall be deleted and replaced by the words “March 24, 2008.”

(b)           In Section 3.4 of the Agreement the words “the tenth anniversary of the Closing” shall be deleted and replaced by the words “March 24, 2008.”

(c)           In Section 6.6 of the Agreement the words “the tenth anniversary of the Closing” shall be deleted and replaced by the words “March 24, 2008.”

(d)           In Section 7.1 of the Agreement the words “the tenth anniversary of the Closing” shall be deleted and replaced by the words “March 24, 2008.”

2.             Earle M. Jorgensen.  Section 2.5 of the Agreement shall be amended by adding the following sentence to the end of such section:

“In the event that Earle M. Jorgensen ceases to serve Holding or its subsidiaries for any reason, Mr. Jorgensen or his Permitted Transferees and Holding may negotiate and agree upon a repurchase by Holding of Mr. Jorgensen’s shares of Common Stock at a purchase price equal to the then current Fair Market Value determined in accordance with Section 4.1.”

3.             Delivery to Parties.  Holding shall deliver a copy of this Amendment to each party to the Agreement.

4.             Survival of Agreement.  Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

5.             Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized person, the individual whose name appears below or pursuant to a duly executed power of attorney.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

Date: July 23, 1998	By:	/s/CHARLES P. GALLOPO
		Name:	Charles P. Gallopo
		Title:	Vice President, Chief Financial Officer and Secretary

KIA III - EARLE M. JORGENSEN, L.P.

	By:	Kelso Partners III, L.P., General Partner

Date: July 23, 1998	By:	/s/DAVID I. WAHRHAFTIG
		Name:	David I. Wahrhaftig
		Title:	General Partner

KELSO INVESTMENT ASSOCIATES IV, L.P.

	By:	Kelso Partners IV, L.P., General Partner

Date: July 23, 1998	By:	/s/DAVID I. WAHRHAFTIG
		Name:	David I. Wahrhaftig
		Title:	General Partner

KELSO EQUITY PARTNERS II, L.P.

Date: July 23, 1998	By:	/s/DAVID I. WAHRHAFTIG
		Name:	David I. Wahrhaftig
		Title:	General Partner

Management Stockholders owning a majority of the shares of Common Stock held by the Management Stockholders

Date: July 23, 1998	By:	/s/CHARLES P. GALLOPO
		Name:	Charles P. Gallopo

Other Investors owning a majority of the shares of Common Stock held by the Other Investors

Date: July 23, 1998	By:	/s/CHARLES P. GALLOPO
		Name:	Charles P. Gallopo